                                                  Exhibit 4 (b)
                                                  -------------
                                                   ( 1 of 10 )


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("THE DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY DEBENTURE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                             REGISTERED


                       CUSIP NO. 552673AS4

NO. SRDEB-____                                  U.S. $___,___,___



                 MCI COMMUNICATIONS CORPORATION

           7-3/4% SENIOR DEBENTURE DUE MARCH 23, 2025


          MCI COMMUNICATIONS CORPORATION, a Delaware corporation
(the "Company"), for value received promises to pay to

                           CEDE & CO.
                c/o THE DEPOSITORY TRUST COMPANY
                         55 WATER STREET
                    NEW YORK, NEW YORK 10041

, or registered assigns, the principal sum of

               __________________________ DOLLARS

on March 23, 2025 (the "Maturity Date"), and to pay interest thereon at the interest rate per annum of 7-3/4%, semiannually on March 23 and September 23 of each year, commencing September 23,

                                                  Exhibit 4 (b)
                                                  -------------
                                                  ( 2 of 10 )

1994 (each, an "Interest Payment Date"), to the Holder of this Debenture as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, and on the Maturity Date or date fixed for earlier redemption (the "Redemption Date"), until the principal hereof is paid or duly made available for payment.

          Interest payments for this Debenture will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Debenture on any Interest Payment Date and on the Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including March 23, 1994, if no interest has been paid or duly provided for with respect to this Debenture) to but excluding such Interest Payment Date or the Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Maturity Date or Redemption Date falls on a day that is not a Business Day, as defined below, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date, Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or by executive order to close.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or on the Maturity Date will be paid to the person in whose name this Debenture is registered in the Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the March 8 (whether or not a Business
Day) preceding the March 23 Interest Payment Date or the Maturity Date or the September 8 (whether or not a Business Day) preceding the September 23 Interest Payment Date, as the case may be. Reference is hereby made to the further provisions of this Debenture set forth after the Trustee's Certificate of Authentication for provisions with respect to interest payable on the Redemption Date.

          The principal, premium, if any, and interest on this Debenture payable on the Maturity Date or the Redemption Date will be paid against presentation of this Debenture at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of

                                                  Exhibit 4 (b)
                                                  -------------
                                                   ( 3 of 10 )

payment is legal tender for the payment of public and private debts.

          All payments of principal, premium, if any, and interest in respect of this Debenture will be made by the Company in immediately available funds unless and until one or more Debentures are issued in certificated form in exchange herefor, in which event such payments will be made by the Company in next-day funds.

          Reference is hereby made to the further provisions of this Debenture set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the Certificate of Authentication hereon has been executed by the Trustee under the Senior Indenture, as each such term is defined below, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:  March 23, 1994


                                  MCI COMMUNICATIONS CORPORATION

                                  By:




[SEAL]                            Vice President and Treasurer

                                  Attest:




                                  Assistant Secretary





                                                  Exhibit 4 (b)
                                                  -------------
                                                   ( 4 of 10 )

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued
under the within-mentioned Senior Indenture.

CITIBANK, N.A., as Trustee

By:




Authorized Signatory






































                                            Exhibit 4 (b)
                                            -------------
                                             ( 5 of 10 )


               MCI COMMUNICATIONS CORPORATION

           7-3/4% SENIOR DEBENTURE DUE MARCH 23, 2025


          This Debenture is one of the duly authorized senior securities (collectively, the "Securities") of the Company issued and to be issued under an Indenture between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under such indenture), dated as of October 15, 1989, as amended by the Trust Indenture Reform Act of 1990 (the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the duly authorized series of Securities designated as "7-3/4% Senior Debentures due March 23, 2025" (collectively, the "Debentures"), and the aggregate principal amount of Debentures to be issued under such series is limited to $450,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures). All terms used but not defined or specified in this Note shall have the meanings assigned to such terms in the Senior Indenture.

          The Debentures will not be subject to repayment at the option of the Holder prior to the Maturity Date or to any sinking fund. The Debentures will not be subject to redemption by the Company prior to March 23, 2004. On and after March 23, 2004, the Debentures will be subject to redemption at the option of the Company, as a whole at any time or in part from time to time, on not less than 30 days nor more than 60 days prior written notice given as provided in the Senior Indenture, at the redemption price equal to the percentage of the principal amount set forth below if redeemed during the twelve-month period beginning on March 23 of the year indicated:











                                                  Exhibit 4 (b)
                                                  -------------
                                                   ( 6 of 10 )

                                  Percentage of
               Year              Principal Amount
               ----              ----------------
               2004                  103.469%
               2005                  103.122
               2006                  102.775
               2007                  102.428
               2008                  102.081
               2009                  101.735
               2010                  101.388
               2011                  101.041
               2012                  100.694
               2013                  100.347

and, beginning on March 23, 2014, at a redemption price of 100% of the principal amount hereof, plus, in each case, accrued and unpaid interest to the Redemption Date; provided, however, that interest payable on an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the person in whose name this Debenture is registered in the Security Register of the Company as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

          If less than all the Debentures are redeemed, the particular Debentures to be redeemed shall be selected for redemption by such method as the Trustee deems fair and appropriate. In the event that this Debenture shall be redeemed in part, this Debenture shall be surrendered to the Trustee in exchange for one or more new Debentures of authorized denominations in principal amount equal to the unredeemed portion of this Debenture and having the same terms and conditions.

          If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Debentures at the time Outstanding, as defined in the Senior Indenture, may declare the principal of all Debentures due and payable in the manner and with the effect provided in the Senior Indenture.

          The Senior Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in





                                                  Exhibit 4 (b)
                                                  -------------
                                                   ( 7 of 10 )

aggregate principal amount of the Securities of each series affected thereby at the time Outstanding. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Senior Indenture and no provision of this Debenture or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Debenture may be registered on the Security Register of the Company upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Debenture and a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Debentures, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Senior Indenture, and subject to certain limitations herein and therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

          No service charge will be made for any such registra-tion of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Debentures are issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples in excess thereof.

                                                  Exhibit 4 (b)
                                                  -------------
                                                   ( 8 of 10 )

          Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Senior Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.







































                                            Exhibit 4 (b)
                                            -------------
                                            ( 9 of 10 )


                                  ABBREVIATIONS


          The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


     UNIF GIFT MIN ACT -- _______________________________________
                                          (Cust)

                Custodian _______________________________________
                                         (Minor)

                          Under Uniform Gifts to Minors Act


                          _________________________________
                                       (State)

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship
                and not as tenants in common

          Additional abbreviations may also be used though not in the above list.



              _____________________________________


















                                                 Exhibit 4(b)
                                                 ------------
                                                  ( 10 of 10 )

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




Please Insert Social Security Number or Other Identifying Number of Assignee:



_________________________________________________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________________



attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: ___________________        _______________________________
                                  NOTICE:  The signature to this
                                  assignment must correspond with
                                  the name as written upon the
                                  fact of this Note in every
                                  particular, without alteration
                                  or enlargement or any change
                                  whatsoever.